                                                                    EXHIBIT 10.3
                              OPTION AGREEMENT

When using this Option Agreement, the following must be included in the Purchase & Sale Agreement Special Stipulations: "This Purchase & Sale Agreement shall become binding upon the parties only when the Buyer exercises his option to Purchase under the Option Agreement entered into by the parties simultaneously with the execution of this Purchase & Sale Agreement."

THIS AGREEMENT is made and entered into this 14th day of January, 1997, by and among, Colony Properties, Realtors ("Broker"), Rockdale Group, Inc. ("Buyer"), and _____________ ( Seller ).

WITNESSETH:

FOR AND IN CONSIDERATION of the sum of Five thousand & 00/100 DOLLARS ($5,000.00) (the "Option Consideration ), and other good and valuable consideration in hand paid to Seller, the receipt and sufficiency whereof are hereby acknowledged by Seller, Seller hereby grants and conveys unto Buyer for the term hereof an exclusive and irrevocable option (the "Option") to purchase that certain real property (together with all improvements, fixtures, equipment, plants, trees and shrubbery thereon and all appurtenances thereto) in Rockdale County, Georgia, which is more particularly described in Exhibit "A" of the Purchase and Sale Agreement attached hereto. The executed Purchase and Sale Agreement, attached hereto and incorporated herein by reference, sets out the terms and conditions by which the Property shall be conveyed in the event this option is timely exercised by Buyer. The said executed Purchase and Sale Agreement shall become binding only upon the Buyer's timely exercising this option.

The Option Consideration shall be paid by Buyer to Seller in cash contemporaneously with the execution of this Agreement. The term of the Option shall begin on the date of this Agreement and shall end at 6:00 P.M. (local time) on July 14, 1997; if the Option has not been exercised prior to such time, then the Option shall lapse and shall thereafter be of no further force or effect, whereupon Seller shall retain the Option Consideration and Buyer and Seller shall have no further rights or obligations under this Agreement. If Buyer elects to exercise the Option, then Buyer shall deliver to Seller, prior to the expiration of the Option, at the address of Seller set forth below or at such other address as Seller may have theretofore provided to Buyer, written notice of Buyer's election to exercise the Option.

Upon exercising this option, the attached Purchase and Sale Agreement shall be in full force and effect. Upon closing of the sale and purchase of the Property pursuant to the Purchase and Sale Agreement, the Option Consideration shall be credited against the purchase price of the Property.

Broker is made a party to this Agreement in order that Broker may enforce its rights hereunder. For services rendered in connection with this Agreement, Seller agrees to pay to Broker a fee in the sum of 5% of selling price DOLLARS ($_______________) payable contemporaneously with the execution of this Agreement. Seller and Buyer represent and warrant to each other that each has not engaged any real estate broker or agent other than Broker in connection with this Agreement, and Seller and Buyer shall hold each other harmless from and against all loss and damage (including without limitation court costs and reasonable attorney's fees) suffered or incurred by the other on account of any claim by any broker or agent other than Broker for any commission or other compensation relating to this Agreement.

Time is of the essence of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, and successors. The rights and obligations of Seller and Buyer under this Agreement may be assigned without the prior written consent of all parties hereto.


IN WITNESS WHEREOF, all of the parties hereto affix their hands and seals this date.

Dated:  January 14, 1997

As to Seller,
Signed, sealed and delivered in the presence of:                Seller:                                 (Seal)
                                                                       ---------------------------------
Witness:                                                                                                (Seal)
        ---------------------------------------------           ----------------------------------------

Notary Public:                                                  Address:
              ---------------------------------------                   --------------------------------

As to Buyer,
Signed, sealed and delivered in the presence of:                Buyer: Rockdale Group, Inc.             (Seal)

Witness:                                                          /s/ Michael P. Jones, Chairman        (Seal)
        ---------------------------------------------           ----------------------------------------
Notary Public:  /s/ Mary Ann Roberts                            Address:        1498 Klondike Road
              ---------------------------------------                           Conyers, Georgia  30207


As to Broker,
Signed, sealed and delivered in the presence of:                Broker:                                 (Seal)
                                                                       ---------------------------------
Witness:                                                                                                (Seal)
        ---------------------------------------------           ----------------------------------------
Notary Public:                                                  Address:
              ---------------------------------------                   --------------------------------------

                         PURCHASE AND SALE AGREEMENT
                                                         Date:  January 14, 1997

PURCHASE AND SALE.  As a result of the efforts of   N/A, a licensed Broker
(hereinafter referred to as "Selling Broker") and Colony Properties, Realtors, a licensed Broker (hereinafter referred to as "Listing Broker"; Listing Broker and Selling Broker being hereinafter sometimes collectively referred to as "Broker"), the undersigned Buyer agrees to buy, and the undersigned Seller agrees to sell all that tract or parcel of land, with such improvements as are located thereon, described as follows:

All that tract of land lying and being in and Lot 302 of the 10th District, _________ Section of Rockdale County, Georgia and being known as Address 1600 Highway 20 North, City Conyers Zip Code 30207 Multiple Listing # ___________________ according to the present system of numbering in and around this area, being more particularly described as Lot 53, Block B, Unit 3, Phase/Section _____ of ____________________ subdivision, as recorded in Plat Book _________________, Page ______________, _________________ County, Georgia
records together with all lighting fixtures, all electrical, mechanical, plumbing, air-conditioning, and any other systems or fixtures as are attached thereto; all plants, trees, and shrubbery now a part thereof, together with all the improvements thereon; and all appurtenances thereto, all being hereinafter collectively referred to as the "Property." The full legal description of said Property is the same as is recorded with the Clerk of the Superior Court of the County in which the Property is located and is made a part of this agreement by reference.

PURCHASE PRICE AND METHOD OF PAYMENT. Buyer warrants and represents that at the time of closing Buyer will have sufficient cash (together with the loans or loans, if any, as described herein) to complete the purchase contemplated herein and that Buyer (according to his actual current knowledge) [ ] does ("Sale of Buyer's Property Contingency Exhibit" attached) or MPJ does not have real property to sell or lease in order to complete the purchase contemplated herein and in the event of a "does not" selection above, Buyer further warrants that failure to sell the current residence or any other property will not be grounds for refund of earnest in the event of loan denial.

The purchase price of said Property shall be:

Three hundred fifty thousand & 00/100 Dollars, (U.S.) $350,000.00 to be paid as set forth in sub-paragraph A, B or C [Select A, B or C below. The others are not a part of this Agreement]:

/x/     A.   ALL CASH AT CLOSING:  At Closing, Buyer shall pay purchase price to Seller in cash, or its equivalent. Buyer's obligation to close shall not be contingent upon Buyer's ability to obtain financing. Buyer shall pay all usual and customary closing costs.

/ /     B.   WHERE LOAN IS TO BE ASSUMED, see Exhibit "_____" attached hereto and by reference  made a part hereof.

/ /     C.   WHERE NEW LOAN IS TO BE OBTAINED:  Buyer shall immediately disclose to Broker, upon loan application, the name(s) of the lender(s) with which Buyer has applied.

        (1) LOAN TERMS: This Agreement is made conditioned upon Buyer's "ability to obtain" (as hereinafter defined) a loan in the principal amount of ___% of the purchase price or $__________, to be secured by a first lien security deed on the within described Property; said loan to be paid in consecutive monthly installments of principal and interest over a term of not less than ____ years. Initial monthly payments of principal and interest shall not be more than $__________. "Ability to obtain" as used herein means that Buyer is qualified to receive the loan
        described herein based upon lender's    customary and standard
        underwriting criteria. Proceeds of said loan, together with any balance of such purchase price, shall be paid in cash or its equivalent by Buyer to Seller at closing. This loan shall be a [Select (a), (b), (c), or
        (d) below.  The others are not a part of this Agreement]:

        (a) / / FIXED RATE MORTGAGE LOAN with an interest rate of not more than ___% per annum on the unpaid principal balance.
        (b) / / ADJUSTABLE RATE MORTGAGE ("ARM") LOAN with an interest rate of not more than ___% per annum on the unpaid principal balance. The interest rate payable to lender by Buyer may increase or decrease according to the terms of said loan, and as a result, the monthly installments of principal and interest payable by Buyer may increase or decrease.
        (c) / / FHA OR VA LOAN with an initial interest rate of not more than ___% per annum on the unpaid principal balance, see Exhibit "___", attached hereto and by reference made a part hereof.
        (d) / / OTHER LOAN, see Exhibit "___", attached hereto and by reference made a part hereof.

        (2) CLOSING COSTS: Buyer shall pay all usual and customary closing costs for said loan in a sum not to exceed 2.0% of said loan amount. Buyer shall pay any usual and customary closing costs exceeding said sum. -0- shall pay the cost of any required survey.

        (3)     LOAN DISCOUNT:          ----         shall pay any Loan
        Discount payable in connection with said loan in a sum not to exceed
        ----    % of said loan amount.

        (4)     PRIVATE MORTGAGE INSURANCE:  The initial Private
        Mortgage Insurance Premium, if any, for said loan and any portion of private mortgage insurance premium, which is required by lender to be spread over subsequent monthly payments, shall be paid by Buyer.

        (5) FLOOD INSURANCE: If flood insurance is desired by Buyer, or required by Buyer's lender, Buyer shall pay for flood insurance.

        (6)     APPLICATION AND ESCROW DEPOSITS:  Buyer agrees to make
        application for said loan within     -----     (  --  ) calendar days
        from Binding Agreement Date, to pursue said application diligently and in good faith, to execute all papers, to provide all documents, to perform all other actions necessary to obtain said loan and to accept such loan if approved by a lender. Should Buyer not apply for said loan in the time specified above, Seller may, upon written notification to Buyer, declare Buyer in default and Buyer thereafter shall have 5 calendar days to cure said default by providing Seller with written evidence of formal loan application. If required by lender, Buyer shall, in addition to the payment of principal and interest upon said loan, pay at closing the amount of money necessary to establish an escrow account and shall also pay, along with each monthly payment of principal and interest, one-twelfth of the annual ad valorem taxes and hazard insurance premiums for the Property, as estimated by lender. Buyer shall also pay each month the private mortgage insurance amount if required by lender.

        (7) LOAN OPTIONS: Buyer understands and acknowledges the possibility that many different loan programs, available from many different lenders, may well fit within the description of the loan set forth herein. No attempt has been made by Buyer to describe exactly all of the particular terms and conditions of said loan. The economics of this transaction, as bargained for by the parties, are such that Buyer agrees that a loan with terms consistent with those described herein shall be acceptable to Buyer and shall satisfy this loan contingency. Buyer, at his option and without voiding this agreement, may also apply for a loan with different terms and conditions and close the transaction provided (a) all other terms and conditions of this Agreement are fulfilled; and (b) the new loan does not increase the costs charged to the Seller. Buyer shall be obligated to close this transaction if Buyer has the ability to obtain a loan with terms as described herein and/or any other loan for which Buyer has applied and been approved.

        (8) BUYER'S LOAN RESPONSIBILITY: Buyer acknowledges and represents that he has not relied upon the advice or representations, if any, of Broker or Broker's Affiliated Licensees regarding the type of loan or the terms of any particular loan program to be obtained by Buyer. Buyer shall have the responsibility of independently investigating and choosing the lender, type of loan, and loan program to be applied for by Buyer in connection with Purchase Price and Method of Payment paragraph. Buyer agrees to hold harmless listing broker, selling broker and their affiliated licensees, from any claim or loss whatsoever arising out of Buyer's application and commitment for any loan, and with respect to the terms of the instruments evidencing or securing said loan.

 ..............

        inspection of the main dwelling from a licensed pest control operator. If visible evidence of active or previous infestation is indicated, Seller agrees, prior to closing, to (A) treat said infestation and correct structural damages resulting from said infestation and provide documentation evidencing correction of same and/or provide documentation, satisfactory to lender (if applicable), indicating that there is no structural damage resulting from any previous infestation. Seller, at closing shall provide a letter on a standard form in accordance with the regulations of the Georgia Structural Pest Control Commission, stating that the main dwelling has been inspected and found to be free from visible evidence of active infestation caused by termite or other wood destroying organisms.

8. SEWER/SEPTIC TANK AND PUBLIC WATER/WELL. Any lender imposed inspection(s) of the septic tank or well systems shall be obtained and paid for by Buyer. Seller warrants that the main dwelling on the above described Property is served by:


A.   Public Sewer      MPJ      /               or Septic Tank               /            or Private Sewer               /
                  -------------- ---------------                ------------- ------------                  ------------- ---------

B.   Public Sewer      MPJ      /               or Septic Tank               /            or Private Sewer               /
                  -------------- ---------------                ------------- ------------                  ------------- ---------
                 (Buyer Initial)  (Seller Initial)             (Buyer Initial) (Seller Initial)     (Buyer Initial) (Seller Initial)

9. HOME WARRANTY PROGRAM. Buyer acknowledges that a home warranty may be available for the main dwelling at an additional cost.

10.     TITLE.
        A. Examination. Buyer shall have a reasonable time after the Binding Agreement Date to examine title and to furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall have a reasonable time after receipt of such objections to satisfy all valid objections. If Seller fails to satisfy such valid objections within a reasonable time, then, at the option of Buyer evidenced by written notice to Seller, this Agreement shall be null and void. Marketable title as used herein shall mean title which a title insurance company licensed to do business in the State of Georgia will insure at its regular rates, subject only to standard exceptions unless otherwise specified herein.
        Buyer acknowledges that owner's title insurance may be purchased at closing, at Buyer's expense.
        B. WARRANTY. Seller warrants that he presently has title to said Property. At the time of closing, Seller agrees to convey good and marketable title to said Property by general warranty deed subject only to (1) zoning ordinances affecting said Property, (2) general utility, sewer, and drainage easements of record upon which the improvements do not encroach, (3) subdivision easements and restrictions of record, and (4) leases, other easements, other restrictions and encumbrances specified in this Agreement. In the event leases are specified in this Agreement, Buyer agrees to assume Seller's responsibilities thereunder to the tenant and to the broker who negotiated such leases.

11. BROKERAGE. In negotiating this Agreement, Broker has rendered a valuable service for which reason Broker is made a party to enable Broker to enforce his commission rights hereunder against the parties hereto on the following basis: Seller agrees to pay Broker the full commission when the sale is consummated. In the event the sale is not consummated because of Seller's inability, failure or refusal to perform any of Seller's covenants herein, then Seller shall pay the full commission to Broker immediately, and Broker, at the option of Buyer, shall return the earnest money to Buyer. Buyer agrees that if Buyer fails or refuses to perform any of Buyer's covenants herein, Buyer shall forthwith pay Broker the full commission immediately; provided that Broker may first apply one-half of the earnest money toward payment of, but not to exceed, the full commission and may pay the balance thereof to Seller as liquidated damages to Seller, if Seller claims balance as Seller's liquidated damages in full settlement of any claim for damages, whereupon Broker will be released from any and all liability for return of the earnest money to Buyer.
Commission to be paid in connection with this Agreement has been negotiated between Seller and Broker and shall be $___________________, ____% of the Purchase Price, due and payable upon transfer of title (closing) or as otherwise provided herein. In the event this sale is _____ in cooperation with another Broker, Selling Broker shall receive 5.0% and Listing Broker shall receive *% of the total real estate commission paid hereunder or as otherwise provided herein. *Buyer discount of 5.0%.

12. AGENCY DISCLOSURE. In this transaction, the Listing Broker (if any) has acted for Seller and the Selling Broker's relationship with the parties to this Agreement is as specified in the attached Exhibit. Either the "Agency Exhibit" or the "Transaction Broker Exhibit" is attached and made a part hereof by reference hereto.

13.     CLOSING AND POSSESSION.
        A. TAXES: Real estate taxes on said Property for the calendar year in which the sale is closed shall be prorated as of the date of closing.
        B. TRANSFER TAX: Seller shall pay State of Georgia property transfer tax.
        C. CLOSING DATE: This transaction shall be closed on or before July 14, 1997, provided however that in the event the loan described in Purchase Price and Method of Payment Paragraph hereinabove is unable to be closed on or before said date or (2) that Seller fails to satisfy valid title objections, either Buyer or Seller may, at his option, by written notice to the other party, extend the Agreement's closing date seven (7) calendar days from the above-stated closing date. D.
                Possession: Buyer agrees to allow Seller to retain possession of the Property until midnight July 14, 1997 (____) day(s) ____ after closing. In the event that Seller retains possession of the Property beyond the day of closing, Seller does hereby guarantee that at the date of surrender of occupancy by the Seller, the Property shall be in the same condition as of the day of closing.
        E. PROPERTY DELIVERY CONDITION: Seller shall deliver Property clean and free of debris at time of possession.
        F. PRORATIONS: Seller and Buyer agree to prorate between themselves, as of the date of closing or the day of surrender of the Property by the Seller (whichever is the later), association fees (if mandatory) and all utility bills rendered subsequent to closing which include service for any period of time the Property was owned/occupied by Seller or any prior owner/occupant.
        G. CLOSING CERTIFICATIONS: Buyer and Seller agree (1) to comply with and (2) to execute and deliver such certifications, affidavits, and statements as are required at the closing in order to meet the requirements of Internal Revenue Code
                Section 1445.

14. ASSOCIATION/ASSESSMENT FEES. Unless otherwise stated in an Association/Assessment Fee Exhibit, there are no mandatory association fees, nor any special assessment(s).

15.     OTHER PROVISIONS.

        A. BINDING EFFECT. The terms, covenants and conditions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, successors, legal representatives and permitted assigns.
        B.      TRANSFER OR ASSIGNMENT.  This Agreement shall not be
                transferred or assigned without the written consent of all parties to this Agreement, and any permitted assignee shall fulfill all the terms and conditions of this Agreement.
        C. SURVIVAL OF AGREEMENT. Any condition or stipulation not fulfilled at time of closing shall survive the closing, execution and delivery of the Warranty Deed until such time as said conditions or stipulations are fulfilled.
        D. MODIFICATION. This Agreement may not be modified, altered or amended except by written instrument executed by the parties hereto.
        E. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement between the parties hereto and no modification of this Agreement shall be binding unless signed by all parties to this Agreement. No representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto.
        F. GOVERNING LAW. This Agreement is made and entered into as a contract for the purchase and sale of real property to be interpreted under, governed and enforced according to the laws of the State of Georgia.
        G. TERMINOLOGY AND CAPTIONS. All pronouns, singular, plural, masculine, feminine or neuter, shall mean and include the person, entity, __________, or corporation to which they relate
                as the context may require.   Wherever the context may
                require, the singular shall mean and include the plural, and the plural shall mean and include the singular. The term "Agreement" as used herein, as well as the terms "herein," "hereof," "hereunder," "hereinafter" and the like mean this Agreement in its entirety and all exhibits, amendments and addenda attached hereto and made a part hereof. The captions and paragraph headings are for reference and convenience only and do not enter into or become a part of the context of this agreement.

16. RESPONSIBILITY TO COOPERATE. All parties agree that such documentation as is reasonably necessary to carry out the responsibilities and obligations of this Agreement shall be produced, executed and/or delivered by said parties within time required to fulfill the terms and conditions of this Agreement.

17. ALTERNATE DISPUTE RESOLUTION AVAILABLE. All parties to this Agreement acknowledge that, in the event a dispute arises after execution of this Agreement, there are alternatives to litigation through alternate dispute resolution methods, such as mediation and binding arbitration, provided all parties agree in writing to employ such methods. In the event that the parties agree to resolve any disputes which may arise after execution of this Agreement through binding arbitration, they will enter into a separate Arbitration or Mediation Agreement.

18.     TIME IS OF THE ESSENCE.  Time is of the essence of this Agreement.

19. NOTICES. Except as may otherwise be provided for in this Agreement, all notices or demands required or permitted hereunder shall be delivered either (A) in person; (B) by overnight delivery service prepaid; (C) by facsimile (FAX) transmission; or (D) by the United States Postal Service, postage prepaid, registered or certified, return receipt requested. Such notices shall be deemed to have been given as of the date and time the same are actually received by Broker or Broker's Affiliated Licensee or receiving party. In the event that any notice, demand, information, or disclosure is required by the terms of this Agreement to be given by a party to "Broker," such Broker shall be deemed to be the Broker or Affiliated Licensee, if any, for the other party, and if none, then directly to the other party.

20.     DISCLAIMER.

        A. INDEPENDENT EXPERT ADVICE: Seller and Buyer acknowledge that they have not relied upon the advice or representations of Broker or Broker's Affiliated Licensees, including but not limited to: legal and tax consequences of this Agreement in the sale of the Property; the terms and conditions of financing; the purchase and ownership of the Property; the structural condition of the Property; the operating condition of the electrical, heating, air conditioning, plumbing, water heating systems, pool, spa and appliances in the Property; the availability of utilities to the Property; the investment potential or resale value of the Property; the availability and ownership of amenity package, if applicable; restrictive covenants and architectural controls; or any other system or condition enumerated in the "Inspection of Property" paragraph above or any other condition or circumstance which may adversely affect the Property. Seller and Buyer acknowledge that if such, or similar, matters have been of concern to them, they have sought and obtained independent advice relative thereto. Buyer acknowledges that closing shall constitute acceptance of the Property unless provision is otherwise made in writing.
        B. PROPERTY CONDITIONS: Seller and Buyer acknowledge that various substances used in the construction of the improvements on the Property or otherwise located on the Property may now or in the future be determined to be toxic, hazardous or undesirable and may need to be specially treated, handled and/or removed from the Property. Persons who have an interest in the Property may be required by law to undertake the clean-up of such substances. Buyer and Seller acknowledge that:
        Brokers have no expertise with respect to toxic wastes, hazardous substances or undesirable substances; and Brokers shall have no liability to Seller or Buyer regarding the presence of said substances on the Property. Seller and Buyer release Broker and Broker's Affiliated Licensees from any claim, rights of action or suits relating to the presence of any hazardous substances, toxic wastes, or undesirable substances on the Property.

21.     INSTRUCTIONS TO CLOSING ATTORNEY.  Closing Attorney is instructed to:
(A) transfer "Survival of Agreement" paragraph to the closing statement; (B) obtain and distribute to and from the appropriate parties such certifications, affidavits, and statements as are required in order to meet the requirements of Internal Revenue Code Section 1445 (Foreign/Non-Foreign Sellers), or in the alternative to disburse and hold the sales proceeds in such a manner as may be required to comply with Internal Revenue Code Section 1445; (C) file with the Internal Revenue Service the IRS Form 1099B documenting this transaction, and comply with any other reporting requirements related thereto.

22. EXHIBITS AND ADDENDA. In the event Personal Property shall remain with the property, the same shall be set out in a Bill of Sale attached hereto and made a part of this Agreement by reference thereto. The following Exhibits and/or Addenda are attached hereto and by reference made a part hereof:

        "Agency Exhibit" or "Transaction Broker Exhibit"


SPECIAL STIPULATIONS: The following stipulations, if conflicting with any preceding paragraph, shall control:

        1.      5.0% of sale commission has been considered in the offer price.


/ /     Special Stipulations Continued and made a part hereof.

Time Limit of Offer.
This instrument shall be open for acceptance until 6 o'clock P.M., on the 16th day of January, 1997.


Acceptance Date
The above proposition is hereby accepted, _____ o'clock __M, on the __ day of ____, 199__.

BINDING AGREEMENT DATE
This instrument shall become a binding Agreement when written acceptance thereof, or a facsimile (FAX) transmission of the accepted instrument is actually received by Broker, Broker's Affiliated Licensees, or Offeror. Upon receipt of acceptance, the other party, Broker or Broker's Affiliated Licensee shall be notified immediately.




                  N/A            (              )
--------------------------------  --------------       -----------------------------------------------------
Selling Broker                    MLS Office Code      Buyer's Signature:
                                                                Print or Type Name:  Rockdale Group, Inc.

By:                                                           /s/ Michael P. Jones, Chairman
   ------------------------------------------                 ----------------------------------------------
      Broker or Broker's Affiliated Licensee                  Buyer's Signature:
      Print or Type Name:                                     Print or Type Name:  Michael P. Jones
                         --------------------                                    ---------------------------
Bus. Phone                  FAX #
          -----------------      ------------

                               (            )
------------------------------ -------------                  ----------------------------------------------
Listing Broker          MLS Office Code                       Seller's Signature:
                                                                Print or Type Name:
                                                                                   -------------------------

By:
   -----------------------------------------                  ----------------------------------------------
      Broker or Broker's Affiliated Licensee                  Seller's Signature:
      Print or Type Name:                                     Print or Type Name:
                         -------------------                                     ---------------------------
Bus. Phone                  FAX #
          -----------------      -----------



                                      4